EXHIBIT 99.1

Crexendo Announces Fourth Quarter and Full Year 2022 Results

PHOENIX, AZ—(Marketwired – March 14, 2023)

Crexendo, Inc. (NASDAQ: CXDO) is an award-winning premier provider of cloud communication platform and services, video collaboration and managed IT services designed to provide enterprise-class cloud solutions to any size business. Our solutions currently support over three million end users globally. Today, the Company reported financial results for the fourth quarter and full year ended December 31, 2022.

Financial highlights:

•	GAAP net loss of $(35.4) million and non-GAAP net income for the year of $4.1 million.
•	Total revenue for the year increased 34% year-over-year to $37.6 million compared to the prior year.
•	GAAP net loss of $(32.6) million and fourth quarter non-GAAP net income of $2.5 million.
•	Fourth quarter revenue increased 27% to $11.4 million compared to the prior year fourth quarter.

Financial Results for the Fourth Quarter of 2022

Consolidated total revenue for the fourth quarter of 2022 increased 27%, or $2.4 million to $11.4 million compared to $9.0 million for the fourth quarter of 2021. The Allegiant Networks business acquisition contributed $1.8 million of the increase in consolidated total revenue in the fourth quarter of 2022.

Consolidated service revenue for the fourth quarter of 2022 increased 41%, or $1.8 million to $6.1 million compared to $4.3 million for the fourth quarter of 2021. The Allegiant Networks business acquisition contributed $1.5 million of the increase in consolidated service revenue in the fourth quarter of 2022.

Consolidated software solutions revenue for the fourth quarter of 2022 increased 14%, or $537,000 to $4.4 million compared to $3.9 million for the fourth quarter of 2021.

Consolidated product revenue for the fourth quarter of 2022 increased 16%, or $132,000 to $947,000 compared to $815,000 for the fourth quarter of 2021. The Allegiant Networks business acquisition contributed $228,000 of the additional consolidated product revenue in the fourth quarter of 2022 offset by a decrease in our product revenue of $(96,000) compared to the fourth quarter of 2021.

Consolidated operating expenses for the fourth quarter of 2022 increased 370%, or $36.3 million to $46.0 million compared to $9.8 million for the fourth quarter of 2021. Goodwill and long-lived asset impairment contributed $32.7 million of the increase in operating expenses and the Allegiant Networks business acquisition contributed $2.0 million of the increase in operating expenses. Excluding these items, operating expenses increased $1.5 million, or 16% compared to the fourth quarter of 2021.

The Company reported net loss of $(32.6) million for the fourth quarter of 2022, or $(1.33) loss per basic and diluted common share, compared to net loss of $(602,000), or $(0.03) loss per basic and diluted common share for the fourth quarter of 2021. During the fourth quarter of 2022, we recorded a goodwill impairment charge of $32.6 million and a $69,000 long-lived asset impairment, which contributed to the $(32.6) million net loss for the fourth quarter of 2022.

Non-GAAP net income of $2.5 million for the fourth quarter of 2022, or $0.10 per basic common share and $0.09 per diluted common share, compared to non-GAAP net income of $592,000 or $0.03 per basic common share and $0.02 per diluted common share for the fourth quarter of 2021.

EBITDA for the fourth quarter of 2022 of $(1.0) million loss, compared to $(102,000) loss for the fourth quarter of 2021. Adjusted EBITDA for the fourth quarter of 2022 increased to $596,000, compared to $474,000 for the fourth quarter of 2021.

Financial Results for the Year ended December 31, 2022

Consolidated total revenue for the year ended December 31, 2022 increased 34%, or $9.5 million to $37.6 million compared to $28.1 million for the year ended December 31, 2021. The Allegiant Networks business acquisition contributed $1.8 million of the increase in consolidated total revenue in the year ended December 31, 2022.

Consolidated service revenue for the year ended December 31, 2022 increased 14%, or $2.4 million to $19.5 million compared to $17.1 million for the year ended December 31, 2021. The Allegiant Networks business acquisition contributed $1.5 million of the increase in consolidated service revenue in the year ended December 31, 2022.

Consolidated software solutions revenue for the year ended December 31, 2022 increased 75%, or $6.5 million to $15.1 million compared to $8.7 million for the year ended December 31, 2021. Software solutions revenue from 2021 represents revenue from the NetSapiens business combination from the acquisition date of June 1, 2021.

Consolidated product revenue for the year ended December 31, 2022 increased 24%, or $567,000 to $2.9 million compared to $2.3 million for the year ended December 31, 2021. The Allegiant Networks business acquisition contributed $228,000 of the additional consolidated product revenue in the in the year ended December 31, 2022.

Consolidated operating expenses for the Year ended December 31, 2022 increased 143%, or $44.0 million to $74.9 million compared to $30.9 million for the year ended December 31, 2021. Goodwill and long-lived asset impairments contributed $32.7 million of the increase in operating expenses. The Allegiant Networks business acquisition contributed $2.0 million of the increase in operating expenses. Additionally, during the year ended December 31, 2022, we incurred $55,000 of acquisition related general and administrative expenses. Excluding these items, operating expenses increased 30%, or $9.3 million compared to the year ended December 31, 2021.

The Company reported a net loss of $(35.4) million for the year ended December 31, 2022, or a $(1.54) loss per basic and diluted common share, compared to $(2.4) million net loss, or $(0.12) per basic and diluted common share for the year ended December 31, 2021. During the fourth quarter of 2022, we recorded a goodwill impairment charge of $32.6 million and a $69,000 long-lived asset impairment, which contributed to the $(35.4) million net loss for the year ended December 31, 2022.

Non-GAAP net income of $4.1 million for the year ended December 31, 2022, or $0.18 per basic common share and $0.16 per diluted common share, compared to a non-GAAP net income of $1.7 million or $0.09 per basic common share and $0.07 per diluted common share for the year ended December 31, 2021.

EBITDA for the Year ended December 31, 2022 of $(2.0) million loss, compared to $(1.2) million loss for the year ended December 31, 2021. Adjusted EBITDA for the year ended December 31, 2022 increased to $2.5 million, compared to $1.6 million for the year ended December 31, 2021.

Total cash and cash equivalents at December 31, 2022 of $5.5 million compared to $7.5 million at December 31, 2021.

Cash used for operating activities for the year ended December 31, 2022 of $(411,000) compared to $(1.0) million used for operating activities for the year ended December 31, 2021. Cash used for investing activities for the year ended December 31, 2022 of $(1.7) million compared to $(9.9) million used for investing activities for the year ended December 31, 2021. Cash used for financing activities for the year ended December 31, 2022 of $(54,000) compared to cash provided by financing activities of $650,000 for the year ended December 31, 2021.

Management Commentary

Crexendo Chief Executive Officer Jeff Korn commented, “We finished the year strong and have considerable momentum behind our combined businesses as we head into 2023. In the fourth quarter we drove a 34% increase in consolidated revenue while continuing to grow on an organic basis as well. We substantially improved non-GAAP net income to $4.1 million, underscoring the inherent profitability of our operations once our performance can be viewed on a comparable basis.

We will continue recognizing synergies from our Software Solutions acquisition and will benefit from the integration and synergies from our recent Allegiant acquisition.

As a combined organization, we expect to drive more new sales and to realize greater expansion revenue opportunities from our collective customer base. We will also improve our cost profile substantially as we aim to increase cash flow and profitability by the end of the year.”

Company President and Chief Operating Officer Doug Gaylor added, “We made considerable progress this year in architecting our vision for the future of Crexendo. With the recent management transition, we have continuity in our leadership team with a refreshed perspective on how to take our Company into its next phase of growth. Our sales and marketing teams are operating productively, and we fully expect those efforts to materialize into increased enterprise sales and improved margins in 2023. We also remain committed to our existing customers through a concerted focus on providing the best products, services and support in the industry.”

Steve Mihaylo, retiring CEO, commented “I am excited to start my retirement and turn leadership of the company to Jeff  and the management team. To see our telecom offerings grow from zero to a $45M+ run rate over the last decade has been a tremendous accomplishment and I am excited to watch the company continue to prosper under Jeff’s direction.”

Conference Call

The Company is hosting a conference call today, March 14, 2023, at 4:30 PM EDT.

The dial-in number for domestic participants is 888-506-0062 and 973-528-0011 for international participants and reference participant access code 708813.

Please dial in five minutes prior to the beginning of the call at 4:30 PM EST and reference the Crexendo earnings call and access code 708813.

A replay of the call will be available until March 21, 2023, by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 47743.

About Crexendo

Crexendo, Inc. is an award-winning premier provider of cloud communication platform and services, video collaboration and managed IT services designed to provide enterprise-class cloud solutions to any size business. Our solutions currently support over three million end users globally.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) having considerable momentum behind its combined businesses; (ii) believing the results underscored the inherent profitability of our operations once our performance can be viewed on a comparable basis; (iii) completing its integration of NetSapiens and further aligning with the Allegiant team; (iv) expecting to drive more new sales and to realize greater expansion revenue opportunities from our collective customer base; (v) improving our cost profile substantially and aiming to increase cash flow and profitability by the end of the year; (vi) having made considerable progress this year in architecting our vision for the Company and having continuity in our leadership team with a refreshed perspective on how to take the Company into its next phase growth; (vii) believing the sales and marketing teams productively, efforts to materialize into increased enterprise sales and improved margins in 2023; (viii) remaining committed to our existing customers through a concerted focus on providing the best products, services and support in the industry; (ix) believing the company will continue to prosper under Jeff’s direction.”

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company's Form 10-K for the year ended December 31, 2022, and quarterly Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

Contacts

Company Contact:

Crexendo, Inc.

Doug Gaylor

President and Chief Operating Officer

602-732-7990

dgaylor@crexendo.com

Investor Relations Contact:

Gateway Investor Relations

Matt Glover and Tom Colton

949-574-3860

CXDO@gatewayir.com

CREXENDO, INC. AND SUBSIDIARIES Consolidated Balance Sheets (In thousands, except par value and share data)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$5,475	$7,468
Trade receivables, net of allowance for doubtful accounts of $131 as of December 31, 2022 and $72 as of December 31, 2021	3,297	2,177
Contract assets	318	261
Inventories	679	231
Equipment financing receivables	635	332
Contract costs	841	648
Prepaid expenses	431	358
Income tax receivable	-	11
Other current assets	674	74
Total current assets	12,350	11,560

Long-term equipment financing receivables, net	1,255	942
Property and equipment, net	3,315	2,989
Deferred income tax assets, net	-	986
Operating lease right-of-use assets	1,081	532
Intangible assets, net	26,725	22,161
Goodwill	9,454	36,972
Contract costs, net of current portion	1,304	697
Other long-term assets	150	313
Total Assets	$55,634	$77,152

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,206	$476
Accrued expenses	4,890	4,904
Finance leases	95	110
Notes payable	420	1,873
Operating lease liabilities	363	447
Income tax payable	79	24
Contract liabilities	3,338	2,738
Total current liabilities	10,391	10,572

Contract liabilities, net of current portion	247	290
Finance leases, net of current portion	98	193
Notes payable, net of current portion	2,605	-
Line of credit	82	-
Operating lease liabilities, net of current portion	752	164
Total liabilities	14,175	11,219

Commitments and contingencies (Note 17)

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 50,000,000 shares, 25,670,773 shares issued and outstanding as of December 31, 2022 and 22,054,239 shares issued and outstanding as of December 31, 2021	26	22
Additional paid-in capital	129,192	118,432
Accumulated deficit	(87,946)	(52,533)
Accumulated other comprehensive income	187	12
Total stockholders' equity	41,459	65,933

Total Liabilities and Stockholders' Equity	$55,634	$77,152

CREXENDO, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except per share and share data)

	Year Ended December 31,
	2022	2021
Service revenue	$19,515	$17,102
Software solutions	15,148	$8,666
Product revenue	2,891	$2,324
Total revenue	37,554	28,092

Operating expenses:
Cost of service revenue	6,711	5,104
Cost of software solutions	5,336	4,031
Cost of product revenue	1,637	1,525
Selling and marketing	11,725	8,260
General and administrative	12,904	10,586
Research and development	3,955	1,396
Goodwill and long-lived asset impairment	32,678	-
Total operating expenses	74,946	30,902

Loss from operations	(37,392)	(2,810)

Other income/(expense):
Interest income	-	1
Interest expense	(78)	(84)
Other income/(expense), net	1,295	(17)
Total other income/(expense), net	1,217	(100)

Loss before income tax	(36,175)	(2,910)

Income tax benefit	762	465

Net loss	$(35,413)	$(2,445)

Earnings per common share:
Basic	$(1.54)	$(0.12)
Diluted	$(1.54)	$(0.12)

Weighted-average common shares outstanding:
Basic	22,939,514	20,275,691
Diluted	22,939,514	20,275,691

CREXENDO, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(35,413)	$(2,445)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	2,747	1,626
Deferred tax asset	(936)	(499)
Share-based compensation	4,374	1,628
Goodwill and long-lived asset impairment	32,678	-
Non-cash release of sales tax accrual	(1,435)	-
Non-cash operating lease amortization	(23)	-
Changes in assets and liabilities:
Trade receivables	(361)	(501)
Contract assets	(57)	(102)
Equipment financing receivables	(616)	(82)
Inventories	36	285
Contract costs	(788)	(270)
Prepaid expenses	(25)	(92)
Income tax receivable	11	(7)
Other assets	(544)	245
Accounts payable and accrued expenses	246	(245)
Income tax payable	55	24
Contract liabilities	(360)	(571)
Net cash used for operating activities	(411)	(1,006)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(289)	(101)
Acquisition of a business, net of cash acquired	(1,414)	(9,766)
Net cash used for investing activities	(1,703)	(9,867)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on line of credit, net	82	-
Payment of contingent consideration	-	(746)
Repayments made on finance leases	(110)	(99)
Repayments made on notes payable	(90)	(71)
Proceeds from exercise of options	816	1,729
Dividend payments	(462)	-
Taxes paid on the net settlement of stock options and RSUs	(290)	(163)
Net cash provided by/(used for) financing activities	(54)	650
Effect of exchange rate changes on cash	175	12

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,993)	(10,211)

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE YEAR	7,468	17,679

CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR	$5,475	$7,468

Supplemental disclosure of cash flow information:
Cash used during the year for:
Income taxes, net	$(118)	$(15)
Interest expense	$(78)	$(84)
Supplemental disclosure of non-cash investing and financing information:
Stock issued for acquisitions	$6,326	$17,288
Stock options issued in connection with the merger with NetSapiens	$-	$22,120
Property and equipment financed through finance leases	$-	$273
Prepaid assets financed through finance leases	$-	$14

CREXENDO, INC. AND SUBSIDIARIES

Supplemental Segment Financial Data

(In thousands)

	Year Ended December 31,
	2022	2021
Revenue:
Cloud telecommunications service	$22,406	$19,426
Software solutions	15,148	8,666
Consolidated revenue	37,554	28,092

Loss from operations:
Cloud telecommunications services	(3,877)	(2,643)
Software solutions	(33,515)	(167)
Total operating loss	(37,392)	(2,810)
Other income/(expense), net:
Cloud telecommunications services	(71)	(70)
Software solutions	1,288	(30)
Total other income/(expense), net	1,217	(100)
Loss before income tax benefit:
Cloud telecommunications services	(3,948)	(2,713)
Software solutions	(32,227)	(197)
Loss before income tax benefit	$(36,175)	$(2,910)

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (“Non-GAAP”) net income and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, acquisition related expenses, changes in fair value of contingent consideration, amortization of intangibles, and long-lived asset impairment. We define EBITDA as U.S. GAAP net income/(loss) before interest expense, interest income and other expense/(income), goodwill and long-lived asset impairments, provision/(benefit) for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for acquisition related expenses, changes in fair value of contingent consideration and share-based compensation. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our March 14, 2023 earnings press release, as furnished on Form 8-K, we included Non-GAAP net income, EBITDA and Adjusted EBITDA. The terms Non-GAAP net income, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net income, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income/(loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	they do not reflect changes in, or cash requirements for, our working capital needs;
•	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
•	they do not reflect income taxes or the cash requirements for any tax payments;
•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•	while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
•	other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income, EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income, EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(In thousands)		(In thousands)
U.S. GAAP net income/(loss)	$(32,601)	$(602)	$(35,413)	$(2,445)
Share-based compensation	1,612	478	4,374	1,628
Acquisition related expenses	24	(28)	55	1,037
Change in fair value of contigent consideration	-	126	-	126
Goodwill and long-lived asset impairment	32,678	-	32,678	-
Amortization of intangible assets	786	618	2,435	1,391
Non-GAAP net income	$2,499	$592	$4,129	$1,737

Non-GAAP net income per common share:
Basic	$0.10	$0.03	$0.18	$0.09
Diluted	$0.09	$0.02	$0.16	$0.07

Weighted-average common shares outstanding:
Basic	24,425,421	21,792,137	22,939,514	20,275,691
Diluted	26,633,630	26,068,825	25,783,179	23,408,162

 Reconciliation of U.S. GAAP Net Income to EBITDA to Adjusted EBITDA

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(In thousands)		(In thousands)
U.S. GAAP net loss	$(32,601)	$(602)	$(35,413)	$(2,445)
Depreciation and amortization	885	695	2,747	1,626
Interest expense	21	20	78	84
Interest income and other expense/(income)	(1,576)	3	(1,295)	16
Goodwill and long-lived asset impairment	32,678	-	32,678	-
Income tax provision/(benefit)	(447)	(218)	(762)	(465)
EBITDA	(1,040)	(102)	(1,967)	(1,184)
Acquisition related expenses	24	(28)	55	1,037
Change in fair value of contingent consideration	-	126	-	126
Share-based compensation	1,612	478	4,374	1,628
Adjusted EBITDA	$596	$474	$2,462	$1,607